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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 17, 2000

                          Applied Medical Devices, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Colorado                      0-9064                   84-0789885
----------------------------      ----------------             -------------
(State or other jurisdiction      (Commission File             (IRS Employer
     of incorporation)                 Number)               Identification No.)


             7315 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO 80111
             (Address of principal executive offices)  (Zip Code)


        Registrant's telephone number, including area code (720) 529-3550
                                                           --------------

                     P.O. Box 2365, Edwards, Colorado 81632
         (Former name or former address, if changed since last report)



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Item 5. Other Events.

     Applied Medical Devices, Inc. ("AMDI") and NISCO Systems, Inc. announced in a press release that they have agreed to merge. The merger is expected to be effected through a business combination with Applied Medical Merger Corp., a corporation newly formed by AMDI to be the surviving corporation in the Merger. Upon completion of the Merger, the name of the surviving corporation will be changed to NISCO Systems, Inc. ("New NISCO"). Under the terms of the merger agreement, AMDI shareholders will receive 0.0222 shares of New NISCO stock for each share of AMDI stock they own, which will constitute approximately 10% of the New NISCO stock to be outstanding upon completion of the Merger.


Item 7. Financial Statements and Exhibits.

(c) Exhibits

     (99.1) Press Release dated November 20, 2000.

     (99.2) Agreement dated November 17, 2000 among Applied Medical Devices, Inc., Applied Medical Merger Corp., NISCO Systems, Inc., and Anthony J. DeBella.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 20, 2000                APPLIED MEDICAL DEVICES, INC.


                                       By: /s/ Allan K. Lager
                                           ---------------------
                                       Allan K. Lager, President



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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

(99.1)              Press Release dated November 20, 2000.

(99.2)              Agreement dated November 17, 2000 among Applied Medical
                    Devices, Inc., Applied Medical Merger Corp., NISCO Systems,
                    Inc., and Anthony J. DeBella.